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                                                                    Exhibit 32.1



                                 Certification
                      Pursuant to 18 U.S.C. Section 1350,
        As Adopted Pursuant to Section 906 of the Sarbanes-Oxley of 2002



In connection with the Annual Report on Form 10-K of Antigenics Inc. (the "Company") for the annual period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report") each of the undersigned to his knowledge hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (i) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                        /s/ Garo H. Armen, Ph.D.
                                                        ------------------------
                                                            Garo H. Armen, Ph.D.
                                                         Chief Executive Officer


                                                              /s/ Peter Thornton
                                                              ------------------
                                                                  Peter Thornton
                                                         Chief Financial Officer


March 31, 2005

A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchanged Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.